As filed with the Securities and Exchange Commission on July 27, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALLOY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3310676
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

151 West 26th Street, 11th Floor

New York, New York 10001

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED ALLOY, INC. 2007 EMPLOYEE, DIRECTOR AND

CONSULTANT STOCK INCENTIVE PLAN

(Full Title of the Plan)

Matthew C. Diamond

Chief Executive Officer

Alloy, Inc.

151 West 26th Street, 11th Floor

New York NY 10001

(Name and Address of Agent for Service)

(212) 244-4307

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐            Accelerated filer  ☒            Non-accelerated filer  ☐            Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	2,000,000	$6.46(2)	$12,920,000	$720.94

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers any additional shares of the Registrant’s Common Stock that becomes issuable under the Amended and Restated Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar event.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon the average of the high and low prices for the Registrant’s Common Stock as quoted on the NASDAQ Global Market on July 24, 2009.

INTRODUCTORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 2,000,000 shares of common stock of Alloy, Inc. (the “Registrant”) for issuance under the Amended and Restated Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan (“the 2007 Plan”). The contents of the prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 26, 2007 (Registration No. 333-144066), relating to the 2007 Plan, are incorporated herein by reference, except to the extent modified herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the U.S. Securities and Exchange Commission (the “Commission”):

(a) The Registrant’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2009;

(b) The Registrant’s Proxy Statement for its 2009 Annual Meeting of Shareholders;

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2009;

(d) The Registrant’s Current Reports on Form 8-K filed with the Commission on March 19, 2009 (except with respect to the items reported under Item 2.02 of such Form 8-K), and June 2, 2009 (except with respect to the items reported under Item 2.02 of such Form 8-K);

(e) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26023) filed with the Commission on May 11, 1999 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(f) The description of the Rights under the Registrant’s Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-26023) filed with the Commission on April 14, 2003 under the Exchange Act, including any amendment or report for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Exhibit
5.1*	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP

10.1**	Amended and Restated Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan

23.1 *	Consent of BDO Seidman, LLP, Independent Accountants

23.2	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.
**	Incorporated by reference to Registrant’s Proxy Statement for its 2009 Annual Meeting of Shareholders filed on May 28, 2009.

Item 9.	Undertakings

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of July 2009.

ALLOY, INC.

By:	/s/ Matthew C. Diamond
Matthew C. Diamond
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew C. Diamond and Joseph D. Frehe and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew C. Diamond Matthew C. Diamond	Chief Executive Officer (Principal Executive Officer), Treasurer and Chairman	July 27, 2009

/s/ Joseph D. Frehe Joseph D. Frehe	Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2009

/s/ James K. Johnson, Jr. James K. Johnson, Jr.	Chief Operating Officer and Director	July 27, 2009

/s/ Anthony N. Fiore Anthony N. Fiore	Director	July 27, 2009

/s/ Samuel A. Gradess Samuel A. Gradess	Director	July 27, 2009

s/ Peter M. Graham Peter M. Graham	Director	July 27, 2009

/s/ Jeffrey Hollender Jeffrey Hollender	Director	July 27, 2009

/s/ Edward A. Monnier Edward A. Monnier	Director	July 27, 2009

/s/ Richard E. Perlman Richard E. Perlman	Director	July 27, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1*	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP

10.1**	Amended and Restated Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan

23.1*	Consent of BDO Seidman, LLP, Independent Accountants

23.2	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.
**	Incorporated by reference to Registrant’s Proxy Statement for its 2009 Annual Meeting of Shareholders filed on May 28, 2009.